Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of EUDA Health Limited on Amendment No.2 to Form S-1 on Form F-1 of our report dated June 3, 2022, except for Note 3, which is dated July 25, 2022, with respect to our audit of the consolidated financial statements of EUDA Health Limited and Subsidiaries as of and for the year ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Friedman LLP

New York, New York
September 8, 2023